Exhibit 99.1

Contacts:

Investor Relations: John Heller, 952-229-7427, ir@lifetimefitness.com

Media Relations: Jason Thunstrom, 952-229-7435, pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

Revenue Grew 6.6%, Net Income was $34.4 million and Diluted EPS was $0.91

CHANHASSEN, Minn. (October 23, 2014) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the third quarter ended September 30, 2014.

Third quarter 2014 revenue grew 6.6% to $336.8 million from $316.0 million during the same period last year. Revenue for the first nine months of 2014 grew 6.6% to $975.4 million from $914.9 million during the same period last year.

Net income for the quarter was $34.4 million, or $0.91 per diluted share, compared to net income of $34.4 million, or $0.83 per diluted share, for 3Q 2013. Net income for the first nine months of 2014 was $92.5 million, or $2.35 per diluted share, compared to net income of $95.7 million, or $2.30 per diluted share for the prior-year period.

Included in the Company’s diluted earnings per share for the quarter is the impact of the following affecting comparability: a $0.10 positive impact related to the reduction of a contingent liability associated with a prior acquisition and a $0.07 negative impact related to the costs associated with the Company’s exploration of a conversion of its real estate assets into a Real Estate Investment Trust (REIT), as was announced on August 25, 2014. Excluding these two items, adjusted diluted earnings per share for the quarter was $0.88.

“We are pleased with our third quarter results,” said Bahram Akradi, Life Time chairman, president and chief executive officer. “Moving forward, our member retention initiatives continue to be a primary focus as we improve our portfolio of unique programs and services that help members achieve their health, fitness, recreation and entertainment goals and objectives. We also continue to explore a REIT conversion and will provide updates on this process as appropriate.”

Since the beginning of the year, the Company has opened five of the six planned new centers for 2014, the last of which will be in the Las Vegas market in November.

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Life Time Announces Third Quarter 2014 Results – Page 2

Three and Nine Months Ended September 30, 2014, Financial Highlights:

Total revenue for the third quarter grew 6.6% to $336.8 million from $316.0 million in 3Q 2013. Total revenue for the first nine months of 2014 grew 6.6% to $975.4 million from $914.9 million during the prior-year period.

3Q 2014 vs. 3Q 2013
(in millions except revenue per membership data)
Membership dues	$208.2 vs. $195.7 (up 6.4%)
In-center revenue	$107.9 vs. $97.2 (up 11.0%)
Other revenue	$17.6 vs. $19.5 (down 9.9%)
Average center revenue per Access membership	$452 vs. $421 (up 7.4%)
Average in-center revenue per Access membership	$155 vs. $140 (up 10.8%)
Same-center revenue (open 13 months or longer)	Down 0.5%
Same-center revenue (open 37 months or longer)	Down 0.9%

YTD 2014 vs. YTD 2013
(in millions except revenue per membership data)
Membership dues	$610.2 vs. $576.8 (up 5.8%)
In-center revenue	$310.7 vs. $286.5 (up 8.5%)
Other revenue	$45.2 vs. $41.0 (up 10.4%)
Average center revenue per Access membership	$1,325 vs. $1,243 (up 6.6%)
Average in-center revenue per Access membership	$449 vs. $412 (up 8.8%)
Same-center revenue (open 13 months or longer)	Up 0.1%
Same-center revenue (open 37 months or longer)	Down 0.3%

Total memberships grew 2.0% to 817,500 at September 30, 2014, from 801,851 at September 30, 2013.

•	Access memberships were 697,167 at September 30, 2014 compared to 695,923 at September 30, 2013.

•	Non-Access memberships were 120,333 at September 30, 2014 compared to 105,928 at September 30, 2013.

•	Attrition in 3Q 2014 was 9.4% compared to 9.5% in the prior-year period. Attrition for the 12-month period ended September 30, 2014, was 35.7% compared to attrition of 35.0% during the 12-month period ended September 30, 2013.

Total operating expenses during 3Q 2014 were $270.0 million compared to $253.2 million for 3Q 2013. Total operating expenses for the first nine months of 2014 were $797.0 million compared to $738.9 million for the first nine months of 2013.

•	Income from operations margin was 19.8% for 3Q 2014 compared to 19.9% in the prior-year period.

•	Income from operations margin was 18.3% for the first nine months of 2014 compared to 19.2% for the first nine months of 2013.

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Life Time Announces Third Quarter 2014 Results – Page 3

3Q 2014 vs. 3Q 2013
(expense as a percent of total revenue)
Center operations	57.3% vs. 57.1%
Advertising and marketing	2.9% vs. 3.1%
General and administrative	4.7% vs. 4.6%
Other operating	4.4% vs. 5.8%
Depreciation and amortization	10.9% vs. 9.5%

YTD 2014 vs. YTD 2013
(expense as a percent of total revenue)
Center operations	58.5% vs. 57.6%
Advertising and marketing	3.2% vs. 3.3%
General and administrative	4.7% vs. 5.0%
Other operating	4.7% vs. 5.1%
Depreciation and amortization	10.6% vs. 9.8%

Net income for 3Q 2014 was $34.4 million, or $0.91 per diluted share, compared to net income of $34.4 million, or $0.83 per diluted share, for 3Q 2013. Net income for the first nine months of 2014 was $92.5 million, or $2.35 per diluted share, compared to net income of $95.7 million, or $2.30 per diluted share, for the prior-year period.

EBITDA for 3Q 2014 was $103.7 million compared to $93.2 million in 3Q 2013. For the first nine months of 2014, EBITDA was $282.5 million compared with $266.3 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 3Q 2014 was 30.8% and 29.5% in 3Q 2013.

•	For the first nine months of 2014, EBITDA, as a percentage of total revenue, was 29.0% compared to 29.1% in the prior-year period.

Cash flows from operating activities for the first nine months of 2014 totaled $189.3 million compared to $190.8 million in the prior-year period.

Weighted average fully diluted shares for 3Q 2014 totaled 37.9 million compared to 41.6 million in 3Q 2013. For the first nine months of 2014, weighted average fully diluted shares totaled 39.4 million compared to 41.6 million for the prior-year period.

Updated 2014 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2014. These 2014 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be $1.285-1.295 billion (revised from $1.290-1.310 billion).

•	Net income is expected to be $118.0-120.0 million (revised from $120.0-125.0 million).

•	Diluted earnings per share is expected to be $3.03-3.08 (revised from $3.00-3.10).

Expected net income and diluted earnings per share for 2014 exclude any expenses related to the Company’s exploration of a conversion of its real estate assets into a REIT that may be incurred in 4Q 2014, but include the two previously mentioned items affecting comparability.

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Life Time Announces Third Quarter 2014 Results – Page 4

As announced on October 16, 2014, the Company will hold a conference call today at 10:00 a.m. ET to discuss its third quarter 2014 results. Akradi, Eric Buss, executive vice president and chief financial officer, and John Heller, vice president, Finance and Investor Relations, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

About Life Time Fitness, Inc.:

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of October 23, 2014, the Company operated 112 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers, unanticipated expenses relating to regulatory matters or litigation, the ability to convert our real estate assets into a REIT, the potential advantages, benefits and impact of, and opportunities created by, converting our real estate assets into a REIT, including potential tax benefits, and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. All remarks made during the Company’s preliminary financial results webcast will be current at the time of the webcast and the Company is under no obligation to update the recording.

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Life Time Announces Third Quarter 2014 Results – Page 5

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$9,622	$8,334
Accounts receivable, net	10,103	8,298
Center operating supplies and inventories	36,703	32,778
Prepaid expenses and other current assets	27,804	25,802
Deferred membership origination costs	9,375	9,945
Deferred income taxes	6,069	6,881
Income tax receivable	88	6,698

Total current assets	99,764	98,736
Property and equipment, net	2,335,498	2,105,077
Restricted cash	890	850
Deferred membership origination costs	6,316	5,210
Goodwill	57,478	49,195
Intangible assets, net	43,868	29,299
Other assets	43,811	42,684

Total assets	$2,587,625	$2,331,051

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$22,394	$24,505
Accounts payable	35,709	28,645
Construction accounts payable	40,338	47,342
Accrued expenses	67,626	67,435
Deferred revenue	36,330	35,032

Total current liabilities	202,397	202,959
Long-term debt, net of current portion	1,152,567	824,093
Deferred rent liability	29,856	28,933
Deferred income taxes	92,258	100,504
Deferred revenue	6,369	5,246
Other liabilities	16,837	21,287

Total liabilities	1,500,284	1,183,022

Shareholders’ equity:
Common stock	783	843
Additional paid-in capital	249,478	402,147
Retained earnings	843,174	750,654
Accumulated other comprehensive loss	(6,094)	(5,615)

Total shareholders’ equity	1,087,341	1,148,029

Total liabilities and shareholders’ equity	$2,587,625	$2,331,051

Life Time Announces Third Quarter 2014 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Membership dues	$208,233	$195,657	$610,212	$576,847
Enrollment fees	3,086	3,598	9,228	10,567
In-center revenue	107,936	97,234	310,700	286,480

Total center revenue	319,255	296,489	930,140	873,894
Other revenue	17,590	19,522	45,224	40,972

Total revenue	336,845	316,011	975,364	914,866

Operating expenses:
Center operations	193,032	180,431	570,155	527,191
Advertising and marketing	9,611	9,758	31,683	30,346
General and administrative	15,921	14,531	46,281	45,600
Other operating	14,804	18,479	45,603	46,538
Depreciation and amortization	36,654	29,956	103,252	89,235

Total operating expenses	270,022	253,155	796,974	738,910

Income from operations	66,823	62,856	178,390	175,956

Other income (expense):
Interest expense, net	(9,828)	(6,436)	(26,331)	(18,999)
Equity in earnings of affiliate	255	379	822	1,103

Total other income (expense)	(9,573)	(6,057)	(25,509)	(17,896)

Income before income taxes	57,250	56,799	152,881	158,060
Provision for income taxes	22,849	22,413	60,361	62,386

Net income	$34,401	$34,386	$92,520	$95,674

Basic earnings per common share	$0.91	$0.83	$2.36	$2.31

Diluted earnings per common share	$0.91	$0.83	$2.35	$2.30

Weighted average number of common shares outstanding—basic	37,755	41,307	39,165	41,353

Weighted average number of common shares outstanding—diluted	37,913	41,613	39,415	41,606

Life Time Announces Third Quarter 2014 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$92,520	$95,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,252	89,235
Deferred income taxes	(7,804)	(583)
Gain on disposal of property and equipment, net	(563)	(100)
Gain on sale of land held for sale	(17)	—
Amortization of deferred financing costs	1,918	1,635
Share-based compensation	9,879	9,410
Excess tax benefit related to share-based compensation	(1,073)	(6,575)
Changes in operating assets and liabilities	(4,058)	2,726
Other	(4,744)	(659)

Net cash provided by operating activities	189,310	190,763

Cash flows from investing activities:
Purchases of property and equipment	(338,365)	(224,542)
Acquisitions, net of cash acquired	(12,400)	(13,102)
Proceeds from sale of property and equipment	1,146	1,116
Proceeds from sale of land held for sale	785	—
Proceeds from property insurance settlements	—	177
Decrease (increase) in other assets	1,906	(1,022)
(Increase) decrease in restricted cash	(40)	1,353

Net cash used in investing activities	(346,968)	(236,020)

Cash flows from financing activities:
Proceeds from long-term borrowings	161,750	125,000
Repayments of long-term borrowings	(26,192)	(31,773)
Proceeds from (repayments of) revolving credit facility, net	191,500	(7,150)
Increase in deferred financing costs	(4,684)	(4,213)
Excess tax benefit related to share-based compensation	1,073	6,575
Proceeds from stock option exercises	2,713	1,563
Proceeds from employee stock purchase plan	1,278	1,074
Stock purchased for employee stock purchase plan	(1,531)	(1,309)
Repurchases of common stock	(166,878)	(40,272)

Net cash provided by financing activities	159,029	49,495

Effect of exchange rates on cash and cash equivalents	(83)	(1,018)

Increase in cash and cash equivalents	1,288	3,220
Cash and cash equivalents—beginning of period	8,334	16,499

Cash and cash equivalents—end of period	$9,622	$19,719

Life Time Announces Third Quarter 2014 Results – Page 8

Non-GAAP Financial Measures

This release and the related conference call disclose EBITDA and Adjusted Diluted EPS, non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP measure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$34,401	$34,386	$92,520	$95,674
Interest expense, net	9,828	6,436	26,331	18,999
Provision for income taxes	22,849	22,413	60,361	62,386
Depreciation and amortization	36,654	29,956	103,252	89,235

EBITDA	$103,732	$93,191	$282,464	$266,294

Life Time Announces Third Quarter 2014 Results – Page 9

ADJUSTED DILUTED EPS. Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS) is a non-GAAP measure consisting of diluted earnings per share (Diluted EPS), plus the Diluted EPS impact of costs associated with the exploration of a conversion of its real estate assets into a REIT, less the Diluted EPS impact of the adjustment of a contingent liability associated with a prior acquisition. Additional details related to Adjusted Diluted EPS are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of Diluted EPS, the most directly comparable GAAP measure, to Adjusted Diluted EPS:

RECONCILIATION OF DILUTED EARNINGS PER SHARE

TO ADJUSTED DILUTED EARNINGS PER SHARE

(Unaudited)

	For the Three Months Ended
	September 30,
	2014	2013
Diluted earnings per share	$0.91	$0.83
Impact of contingent liability reduction (A)	(0.10)	—
Impact of REIT exploration costs (B)	0.07	—

Adjusted diluted earnings per share	$0.88	$0.83

(A)	$4.1 million reduction of a contingent liability associated with a prior acquisition, the impact of which is reflected as a decrease in other operating expenses and provision for income taxes on the Consolidated Statements of Operations
(B)	$1.9 million of costs associated with the Company’s exploration of a potential conversion of its real estate assets into a REIT, the impact of which is reflected as an increase in general and administrative expenses and the provision for income taxes on the Consolidated Statements of Operations